Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC






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                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 780
                             WASHINGTON, D.C. 20015
                                [OBJECT OMITTED]
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


October 26, 2009

Board of Directors
First Federal of Northern Michigan Bancorp, Inc.
100 South Second Avenue
Alpena, Michigan 49707

     Re: First Federal of Northern Michigan Employees' Savings & Profit Sharing Plan and Trust Registration Statement on Form S-8
          ---------------------------------------------------------------------

Lady and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the First Federal of Northern Michigan Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc. (the "Company"), the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

         Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.01 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.



                                           Very truly yours,

                                          /s/ Luse Gorman Pomerenk & Schick, PC

                                          LUSE GORMAN POMERENK & SCHICK
                                          A Professional Corporation